                              Wyman-Gordon Company
                                 1993 Form 10-K


                                                                      Exhibit 22

                     WYMAN-GORDON COMPANY AND SUBSIDIARIES



         The following is a list of Wyman-Gordon's subsidiaries as of December
31, 1993:



                                                                                         Place of
                                                                                       Incorporation
          Name of Subsidiary                                                          or Organization
- - --------------------------------------                                               -----------------
Wyman-Gordon Investment Castings, Inc.                                                   Delaware



Precision Founders, Inc.                                                                 California



Scaled Composites, Inc.                                                                  California



Wyman-Gordon Composite Technologies, Inc.                                                California